Exhibit 99.1

Idaho North Resources Appoints Mr. Lane A. Griffin as President/CEO

RENO, Nev. -- (Business Wire)

Idaho North Resources (OTCQB:IDAH) ("IDAH" or "the Company") wishes to announce the appointment of Mr. Lane Griffin as President and Chief Executive Officer of the Company effective March 6, 2015. Mr. Mark Fralich, the outgoing president, will be assuming the role of Corporate Communications Consultant.

Mr. Griffin brings over 30 years of experience in the mining business with a successful track record of exploration and mine development. He has conducted precious metal exploration and operations throughout the Great Basin and reviewed projects to prepare NI 43-101 reports. He founded and operated a successful underground gold mine in the Washington Cascades for over 20 years. His impressive background and experience in the minerals industry will bring a renewed emphasis on new concepts and fundamentals in the hunt for economic ore deposits.

Mr. Griffin graduated with distinction from Washington State University with a Bachelor of Science in Geology. He served four years as an officer in the US Army Corp of Engineers. He is a registered geologist in the state of Washington and is a Qualified Person as defined by Canadian NI 43-101 requirements.

Mark Fralich, former Idaho North president stated, "We are pleased that Mr. Lane Griffin has assumed the duties of president and feel he is well qualified to advance the Company with a spirited exploration program and attitude focused on increasing value for our shareholders and investors."

The company would like to acknowledge and thank Mr. Fralich for his excellent and dedicated service as president and founder of the Company and look forward to his continued collaboration with us.

About Idaho North Resources

Idaho North Resources is a U.S. based junior company exploring for gold, silver, and base metals in Nevada. The Company has long-term lease options on the Eagleville gold-silver project south of Fallon and the Klondike silver-gold project near Tonopah. The Company also recently finalized an Exploration Program Agreement with Coeur Mining, under which Coeur will fund, and have exclusive earn-in rights, to certain of the Company's central Nevada projects. Idaho North Resources is a fully reporting company, listed on the OTCQB under the symbol IDAH.

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could,"

"should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable or similar language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding future business strategy, plans and goals and other statements that are not historical facts. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts:

Idaho North Resources
Lane A. Griffin, 206-790-3346
President
kwajalane@yahoo.com
info@idahonorthresources.com
www.idahonorthresources.com